PURCHASE PRICE AND PAYMENT ADDENDUM

Buyer(s) Name: Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
Date of Agreement: 04/24/2024
Community: St. Clair Place-Cottages Lot/Block: 0115 /
Address: 316 McHenry Dr Huntsville AL 35811
Plan/Elevation: Brio II / BB Garage Orientation Preference: Left ☐ Right ☒
Phase/Section: Job #: 21136600115
Started (Y/N): Y Stage: 10
Estimated Start Date: 02/29/2024 Estimated Closing Date: 08/21/2024

*It is expressly agreed by Buyer that any estimated closing date or range is a good faith estimate, and Seller makes no promises or representations concerning the actual closing date. Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not close on or before the estimated closing date or range set forth herein.

NHC: Aunya LaRue ISC: Brittany Gideon
Agreement Type: ☐ Primary ☐ Secondary ☒ Investment
Select One: ☐ New Agreement ☐ Transfer ☒ Revised Agreement -- Revision #: 3

BUYER(S) INFORMATION

Buyer #1: Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns (check one): Married ☐ Single ☐
Buyer #1 Existing Address: 1 West Mountain Street Suite 109 Fayetteville AR / US 72701
Home Phone: Office Phone: Cellular Phone: (703) 887-6608
Email: acquisitions@arrived.com

Buyer #2: (check one): Married ☐ Single ☐
Buyer #2 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

Buyer #3: (check one): Married ☐ Single ☐
Buyer #3 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

Buyer #4: (check one): Married ☐ Single ☐
Buyer #4 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price:	$ 309,990.00
Add: Homesite Premium:	$ 35,010.00
Add: Options, Upgrades and Extras per Change Order Summary:	$ 4,025.00
Total Purchase Price:	$ 349,025.00

PAYMENTS:

Initial Deposit				Check#	WF#4411	$ 5,000.00
Additional Deposit						
	Due		Received	Check#		$ .00
	Due		Received	Check#		$ .00
	Due		Received	Check#		$ .00
	Due		Received	Check#		$ .00
Advanced Payment for Options, Extras and/or Upgrades						
	Due		Received	Check#		$ .00
	Due		Received	Check#		$ .00
Total Payments:						$ 5,000.00
Amount to be financed or paid by wire transfer of immediately available funds at closing (approximate)						$ 344,025.00

(Total Purchase Price less total payments does not include FHA Funding Fee, VA Funding Fee, MIP, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses, Builder's Fee, homeowners association fees and other fees).

CLOSING COSTS, PRE-PAIDS AND OTHER FEES:

Seller Assistance toward Settlement (subject to contribution limits and Lender approval, as applicable): $ 40,560.00

Buyer's closing costs, pre-paids and other fees associated with the purchase of the Home are described in the Rider B. If Buyer obtains financing for the Home, Buyer's closing costs, pre-paids and other fees associated with the financing of the Home are described in the Loan Estimate provided by the Lender.

WARRANTY INFORMATION

LEN 1/2/7
*Or other comparable warranty

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA [ ] OTHER:

Lender: Lennar Mortgage LLC

Address: 2101 Clinton Ave W. Suite 400, Huntsville, AL 35805

Agent Name:

Email Address:

Phone #:

Fax #:

Cellular #:

Broker Participation? [X] Yes [ ] No

Agent/Company: Susanne Flynn / Flynn Enterprises LLC

Street Address: 1057 Avery Trace Circle

City, State Zip: Hendersonville, TN 37075

Phone #: [redacted]

Email Address: [redacted]

Fax #:

Sales Associate License No.: 000123999-0

Broker Tax ID#:

Broker Commission: 3%

Additional Broker Bonus/Incentive:

REVISED AGREEMENT

New Total Agreement Price: $ 349,025.00

Reasons for rewrite: Changing Buyer Name from Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns to Jeff Talbert on Behalf of Arrived Holdings, Inc. and or Assigns.

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the twenty-fourth day of April, 2024 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
B7CA5A0797584F4...

Buyer - Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
Date 8/2/2024

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Lennar Homes of Alabama, LLC
a

DocuSigned by:
Aunya LaRue
495F511BAB5042A...

By
Title: Authorized Representative
Aunya LaRue

Date Signed by Seller: 8/2/2024

AMENDMENT TO CHANGE PARTY

THIS AMENDMENT TO CHANGE PARTY (this "**Amendment**") is, by this reference, made part of the Purchase and Sale Agreement (the "**Agreement**") dated as of the twenty-fourth day of April, 2024, between Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0115 of Block ________ of St. Claire Place Subdivision/Plat in the community known as St. Clair Place-Cottages (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Amendment to the Agreement shall be deemed to include references to this Amendment and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Change of Party**. Buyer has requested the following changes to the parties comprising Buyer in the Agreement:

[X] Buyer desires that the following person(s) be added as a party to the Agreement:

Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns ("**New Party**")

("**New Party**")

("**New Party**")

From and after this date, the term "Buyer" under the Agreement shall include the original Buyer and the New Party. New Party has reviewed the entire Agreement provided to original Buyers including all addenda, riders, amendments, and disclosures and hereby acknowledges and agrees to be bound by the provisions of these documents, including, without limitation, the provisions relating to dispute resolution.

[ ] Government issued identification card for New Party is attached.

[X] Buyer desires that the following person(s) be deleted as a party to the Agreement:

Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns ("**Deleted Party**")

("**Deleted Party**")

("**Deleted Party**")

From and after this date, the term "Buyer" under the Agreement shall exclude the Deleted Party and shall include only the following persons and/or entities:

____ ("**Buyer**")

____ ("**Buyer**")

____ ("**Buyer**")

____ ("**Buyer**")

Deleted Party hereby waives any and all rights to the Deposit and agrees that Deleted Party has no further rights and/or obligations under the Agreement.

3. **No Impact on Buyer's Deadlines**. If the time period within which Buyer is obligated to perform under the Agreement is defined by reference to the execution of the Agreement, such time period will continue to run from the execution of the Agreement by the original Buyers and the Seller and will not be reset by the execution of this Amendment.

4. **Counterparts**. This Amendment shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Amendment electronically to the other party.

5. **Conflicts**. In the event of any conflict between this Amendment and the Agreement, this Amendment shall control. In all other respects, the Agreement shall remain in full force and effect.

6. **Entire Agreement.** The Agreement, together with this Amendment and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Amendment or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

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Signed by:
Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
B7CA5A0797584F4...

ORIGINAL BUYER - Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
Date 8/2/2024

ORIGINAL BUYER -
Date

ORIGINAL BUYER -
Date

ORIGINAL BUYER -
Date

Signed by:
Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
B7CA5A0797584F4...

NEW PARTY - Jeff Talbert on Behalf of Arrived Holdings, Inc and or Assigns
Date 8/2/2024

NEW PARTY -
Date

NEW PARTY -
Date

Signed by:
Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
B7CA5A0797584F4...

DELETED PARTY - Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
Date 8/2/2024

DELETED PARTY -
Date

DELETED PARTY -
Date

SELLER:
Lennar Homes of Alabama, LLC
a

DocuSigned by:
By Aunya LaRue
49EF511BAB5042A...
Title: Authorized Representative
Aunya LaRue
Date Signed by Seller: 8/2/2024